Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Introduction

The unaudited pro forma condensed combined financial statements as of and for the nine months ended September 30, 2020, and for the year ended December 31, 2019, give effect to the proposed Offer, and have been prepared under the acquisition method of accounting with Jay Pharma treated as the accounting acquirer. Jay Pharma is anticipated to be the accounting acquirer based upon the terms of the Offer and other factors, such as the number of shares to be issued to Jay Pharma shareholders under the Tender Agreement, relative voting rights and the composition of the Resulting Issuer’s board and senior management. The following selected unaudited pro forma condensed financial data also give effect to the proposed spin-off of Ameri into a private entity (the “Spin-Off”).

You should read the unaudited pro forma condensed combined financial statements presented below in conjunction with:

● The accompanying notes to the unaudited pro forma condensed combined financial statements;

● Ameri’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2020 and the notes relating thereto as filed with the Securities and Exchange Commission (“SEC”) on November 16, 2020

● Ameri’s consolidated financial statements for the year ended December 31, 2019 and the notes relating thereto as filed with SEC on August 12, 2020

● Jay Pharma’s unaudited condensed financial statements for the nine months ended September 30, 2020 and the notes relating thereto, filed as Exhibit 99.2 of this Current Report; and

● Jay Pharma’s financial statements for the year ended December 31, 2019 and the notes relating thereto included in the Form S-4

Ameri is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the transactions.

The unaudited pro forma condensed combined balance sheet as of September 30, 2020 combines the unaudited condensed consolidated balance sheet of Ameri as of September 30, 2020 with the unaudited condensed balance sheet of Jay Pharma as of September 30, 2020, giving effect to the Offer and Spin-Off as if they had been consummated as of September 30, 2020.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 combines the unaudited condensed consolidated statement of operations of Ameri for the nine months ended September 30, 2020 with the unaudited condensed statement of operations of Jay Pharma for the nine months ended September 30, 2020, giving effect to the Offer and the Spin-Off as if they had been consummated on January 1, 2019.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 combines the audited consolidated statement of operations of Ameri for the year ended December 31, 2019 with the audited statement of operations of Jay Pharma for the year ended December 31, 2019, giving effect to the Offer and Spin-Off as if they had occurred on January 1, 2019.

The historical financial information has been adjusted to give effect to the expected events that are related and/or directly attributable to the transactions, are factually supportable and are expected to have a continuing impact on the combined results. The adjustments presented in the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Resulting Issuer upon consummation of the transactions.

The historical financial statements of Ameri and Jay Pharma have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The unaudited pro forma condensed combined financial statements included herein are prepared in accordance with GAAP. The application of the acquisition method of accounting is dependent upon certain valuations and other studies that have yet to be completed or have not progressed to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial statements. Upon consummation of the Offer, final valuations and studies will be performed. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the Resulting Issuer’s future financial position and results of operations. Fair values determined as of the assumed acquisition dates are based on the most recently available information. To the extent there are significant changes to Ameri’s or Jay Pharma’s business, or as new information becomes available, the assumptions and estimates herein could change significantly.

PF-1

The Offer will be accounted for as a reverse acquisition in accordance with GAAP. Under this method of accounting, Ameri will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Jay Pharma comprising the ongoing operations of the Resulting Issuer, Jay Pharma senior management comprising the senior management of the Resulting Issuer, and that the former owners and management of Jay Pharma will have control of the board of directors after the Offer. In accordance with guidance applicable to these circumstances, the Offer will be considered to be a capital transaction in substance. Accordingly, for accounting purposes, the Offer will be treated as the equivalent of Jay Pharma issuing shares for the net assets of Ameri, accompanied by a recapitalization. The net assets of Ameri will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Offer will be those of Jay Pharma.

The unaudited pro forma condensed combined statements of operations do not include (i) the impacts of any revenue, cost or other operating synergies that may result from the Offer or any related restructuring costs; (ii) certain amounts resulting from the Offer that were determined to be of a non-recurring nature; and (iii) the impact of the proposed reverse stock split described elsewhere in this joint proxy and consent solicitation statement/prospectus.

The unaudited pro forma condensed combined financial statements presented are based on the assumptions and adjustments described in the accompanying notes. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and do not purport to represent what the financial position or results of operations would have been if the proposed Offer or the Spin-Off had been completed as of the dates indicated in the unaudited pro forma condensed combined financial statements or that will be realized upon the consummation of the proposed transactions.

The Offer and the Spin-Off have not been consummated as of the date of the preparation of these pro forma financial statements, and there can be no assurances that the Offer or the Spin-Off will be consummated.

PF-2

AMERI HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2020

			Pro forma merger adjustments				Pro forma as adjusted
	Historical AMERI Holdings	Historical Jay Pharma	Debit	Note	Credit	Note
	Note 1	Note 2
ASSETS

Current assets:
Cash and cash equivalents	$2,840,097	$340,898	$2,650,000	7	$2,190,097	6	$2,865,898
			225,000	11	900,000	8
					100,000	10
Accounts receivable	7,563,451	-			7,563,451	6	-
Related party receivable	-	67,085					67,085
Prepaid expenses and other current assets	901,451	64,182			901,451	6	64,182
Total current assets	11,304,999	472,165	2,875,000		11,654,999		2,997,165
Property, plant and equipment	91,289	-			91,289	6	-
Intangible assets, net	1,950,766	-	3,692,809	9	1,950,766	6	3,692,809
Goodwill	13,729,770	-			13,729,770	6	-
Operating lease right of use asset, net	874,606				874,606	6	-
Deferred income tax assets, net	42,181	-			42,181	6	-
Total assets	$27,993,611	$472,165	$6,567,809		$28,343,611		$6,689,974

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Line of credit	$3,097,009	$-	$3,097,009	6			$-
Accounts payable and accrued liabilities	6,490,680	1,633,398	27,255	3			811,832
			2,532	4
			6,490,680	6
			85,189	7
			706,590	8
Operating lease liability	886,935	-	886,935	6			-
Advance from related party	-	-					-
Notes payable	1,879,500	2,077,925	44,000	4			33,925
			1,879,500	6
			2,000,000	7
Convertible notes payable	-	350,000	300,000	3			-
			50,000	4
Debentures	1,818,321	-	1,818,321	6			-
Dividend payable - Preferred stock	645,425	-	645,425	6			-
Total liabilities	14,817,870	4,061,323	18,033,436		-		845,757

Stockholders’ equity (deficit):
Preferred Stock	4,249	-	4,249	6	515,791	7	515,791
Common Stock	57,370	-	-		307,286	5	454,916
					90,260	9
Additional paid-in capital	58,218,620	3,829,609	307,286	5	327,255	3	12,585,687
			57,625,990	6	96,532	4
					4,219,398	7
					3,602,549	9
					225,000	11
Accumulated deficit	(45,156,263)	(7,377,068)	193,410	8	45,156,263	6	(7,670,478)
			100,000	10
Accumulated other comprehensive income (loss)	51,765	(41,699)	51,765	6			(41,699)
Total stockholders’ equity (deficit)	13,175,741	(3,589,158)	58,282,700		54,540,334		5,844,217

Total liabilities and stockholders’ equity (deficit)	$27,993,611	$472,165	$76,316,136		$54,540,334		$6,689,974

See footnotes to unaudited pro forma condensed combined financial statements

PF-3

AMERI HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020

	AMERI Holdings	Jay Pharma	Pro forma merger adjustments		Pro forma as adjusted
	Historical for the nine months ended September 30, 2020	Historical for the nine months ended September 30, 2020	Adjustment	Note
	Note A	Note B

Revenue	26,340,499	-	(26,340,499)	C	-
Cost of revenue	20,753,306	-	(20,753,306)	C	-
Gross profit	5,587,193	-	(5,587,193)		-

Operating expenses:
Selling, General & Administrative	$7,845,160	$2,094,044	(7,845,160)	C	2,206,544
			112,500	D
Depreciation and amortization	1,649,819	-	(1,649,819)	C	692,402
			692,402	F
Loss from operations	(3,907,786)	(2,094,044)	3,102,885		(2,898,946)

Other expense:
Interest expense	399,813	388,143	(399,813)	C	-
			(388,143)	E
Total other expense	399,813	(388,143)	(787,956)		-

Net income (loss) before income taxes	(4,307,599)	(2,482,187)	2,314,929		(2,898,946)

Income tax benefit	11,520	-	(11,520)	C	-

Net income (loss) after income taxes	(4,319,119)	(2,482,187)	2,303,409		(2,898,946)

Dividend on preferred stock	325,127	-	(325,127)	C	-

Net income (loss) attributable to common stock holders	(4,644,246)	(2,482,187)	1,978,282		(2,898,946)

Foreign currency translation adjustment	(8,247)	(30,077)	8,247	C	(30,077)

Comprehensive Loss	$(4,652,493)	$(2,512,264)	$1,986,529		$(2,929,023)

Net loss and net loss attributable to common stockholders	$(4,644,246)	$(2,482,187)	$1,978,282		$(2,898,946)

Net loss per share attributable to common stockholders - basic and diluted	$(1.11)	$(0.10)			$(0.06)

Weighted Average Common Shares Outstanding used in net loss per share attributable to common stock holders - basic and diluted	4,172,526	25,916,419	15,224,211	G	45,313,156

See footnotes to unaudited pro forma condensed combined financial statements

PF-4

AMERI HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019

	AMERI Holdings	Jay Pharma	Pro forma merger adjustments		Pro forma as adjusted
	Historical for the year ended December 31, 2019	Historical for the year ended December 31, 2019	Adjustment	Note
	Note AA	Note BB

Revenue	39,914,675	-	(39,914,675)	CC	-
Cost of revenue	31,763,955	-	(31,763,955)	CC	-
Gross profit	8,150,720	-	(8,150,720)		-

Operating expenses:
Selling, General & Administrative	12,210,317	2,296,534	(12,210,317)	CC	2,546,534
			250,000	DD
Depreciation and amortization	2,265,297	-	(2,265,297)	CC	923,202
			923,202	FF
Loss from operations	(6,324,894)	(2,296,534)	5,151,692		(3,469,736)

Other expense:
Interest expense	694,926	81,823	(694,926)	CC	-
			(81,823)	EE
Loss on extinguishment	-	32,316	-	EE	32,316
Changes in fair value of warranty liability	(1,796,174)	-	1,796,174	CC	-
Other income (expense), net	(4,540)	-	4,540	CC	-
Total other expense	(1,105,788)	(114,139)	1,023,965		32,316

Net income (loss) before income taxes	(5,219,106)	(2,410,673)	6,175,657		(3,437,420)

Income tax benefit	388,657	-	(388,657)	CC	-

Net income (loss) after income taxes	(5,607,763)	(2,410,673)	5,787,000		(3,437,420)

Dividend on preferred stock	426,003	-	(426,003)	CC	-

Net income (loss) attributable to common stock holders	(6,033,766)	(2,410,673)	5,360,997		(3,437,420)

Foreign currency translation adjustment	(26,985)	(6,667)	26,985	CC	(6,667)

Comprehensive Loss	$(6,060,751)	$(2,417,340)	$5,387,982		$(3,444,087)

Net loss and net loss attributable to common stockholders	$(6,033,766)	$(2,410,673)	$5,360,997		$(3,437,420)

Net loss per share attributable to common stockholders - basic and diluted	$(2.83)	$(0.10)			$(0.08)

Weighted Average Common Shares Outstanding used in net loss per share attributable to common stock holders - basic and diluted	2,128,806	25,085,980	15,331,143	GG	42,545,929

See footnotes to unaudited pro forma condensed combined financial statements

PF-5

I.       Business Combination

On August 12, 2020, AMERI Holdings, Inc. (“Ameri”), Jay Pharma Inc. (“Jay Pharma”) and certain other signatories thereto entered into a tender agreement (as may be amended from time to time, the “Tender Agreement”), which provides that, among other things, Jay Pharma will become a wholly-owned subsidiary of Ameri, on the terms and conditions set forth in the Tender Agreement. The Tender Agreement terminates and replaces in its entirety the Original Amalgamation Agreement, dated as of January 10, 2020, previously entered into by and among the parties thereto (the “Amalgamation Agreement”). We refer to Ameri after giving effect to the Offer and the completion of the transactions contemplated by the Tender Agreement, as the “Resulting Issuer.”

If the Offer is completed, (i) holders of outstanding common shares of Jay Pharma (referred to herein as the Jay Pharma equity holders) other than Alpha Capital Anstalt (“Alpha”) will be entitled to receive the number of shares of Resulting Issuer common stock issuable in accordance with the assumed exchange ratio of 0.8712 (which assumes that the Offer will be completed on December 31, 2020 and is subject to change depending on the number of shares outstanding for Jay Pharma and Ameri as of the completion of the Offer), as calculated in accordance with the Tender Agreement (the “Exchange Ratio”), and (ii) Alpha, as a significant investor, will be entitled to receive shares of Series B non-voting preferred stock, par value $0.01 per share, which are convertible into shares of Resulting Issuer common stock subject to a 9.99% beneficial ownership blocker (the “Series B Preferred Stock”), pursuant to the terms of an exchange agreement to be entered into by and between Ameri and Alpha (the “Alpha Exchange Agreement”). Each outstanding Jay Pharma option, whether vested or unvested, and warrant that has not previously been exercised will exchanged for Resulting Issuer stock options and Resulting Issuer warrants, in each case convertible into the number of shares of Resulting Issuer common stock equal to the Exchange Ratio.

Each share of Series B Preferred Stock is non-voting and will be convertible into one share of Resulting Issuer common stock (subject to adjustment and prior to giving effect to the proposed reverse stock split discussed below) at any time at the option of the holder, provided that each holder would be prohibited from converting Series B Preferred Stock into shares of Resulting Issuer common stock if, as a result of such conversion, any such holder, together with its affiliates, would own more than 9.99% of the total number of shares of Resulting Issuer common stock then issued and outstanding. This limitation may be waived with respect to a holder upon such holder’s provision of not less than 61 days’ prior written notice to the Resulting Issuer. In the event of liquidation, dissolution, or winding up, each holder of Series B Preferred Stock could elect to receive either (i) in preference to any payments made to the holders of Resulting Issuer common stock and any other junior securities, a payment for each share of Series B Preferred Stock then held equal $0.01, plus an additional amount equal to any dividends declared but unpaid on such shares, and any other fees or liquidated damages then due and owing thereon or (ii) the amount of cash, securities or other property to which such holder would be entitled to receive with respect to each share of Series B Preferred Stock if such share of Series B Preferred Stock had been converted to common stock immediately prior to such liquidation, dissolution, or winding up (without giving effect to any conversion limitations). Shares of Series B Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by the board of directors. However, holders of Series B Preferred Stock are entitled to receive dividends on shares of Series B Preferred Stock equal (on an as-if-converted-to-common-stock basis) to and in the same form as dividends actually paid on shares of the Resulting Issuer common stock when such dividends are specifically declared by the board of directors. The Resulting Issuer will not be obligated to redeem or repurchase any shares of Series B Preferred Stock. Shares of Series B Preferred Stock will not otherwise be entitled to any redemption rights, or mandatory sinking fund or analogous fund provisions.

Upon completion of the Offer and the transactions contemplated in the Tender Agreement, (i) Jay Pharma equity holders, including Alpha, who shall receive Series B Preferred Stock in the Offer, will own approximately 82.3% of the outstanding equity of the Resulting Issuer, assuming conversion of the Series B Preferred Stock, (ii) the Ameri equity holders at the time of the completion of the Offer, assuming the Offer is completed as of December 31, 2020, will own approximately 14.5% of the outstanding equity of the Resulting Issuer, assuming conversion of certain outstanding warrants of Ameri, and (iii) the financial advisor to Jay Pharma and Ameri will own approximately 3.2% of the outstanding equity of the Resulting Issuer. Immediately following the Offer, subject to the approval of the current Ameri stockholders, it is anticipated that the Resulting Issuer will effect a reverse stock split at a ratio between 1-for-2 and 1-for-25 with respect to its issued and outstanding common stock. The reverse stock split is intended to increase the Resulting Issuer’s stock price to at least $6.00 per share, which such reverse stock split is one of the conditions to the closing of the Offer.

As a significant investor in Jay Pharma, Alpha will receive Series B Preferred Stock in the Offer instead of common stock of the Resulting Issuer, as well as Series B Warrants with a nominal exercise price, which are being issued to Alpha to account for an adjustment in pricing of the transactions in light of global economic conditions. Alpha’s total potential ownership interest in the Resulting Issuer is 33.7% without giving effect to the beneficial ownership limitations in its Resulting Issuer securities. Because the Series B Preferred Stock is convertible into Resulting Issuer common stock at any time for no consideration, such shares have been included in basic earnings per share. The Series B Warrants will be accounted for as a cost of equity as part of the capital issuance. The estimated fair value implied for shares of the Resulting Issuer based on the series of transactions with Alpha is $0.41 per share, which is equal to the $5,300,000 investment made by Alpha divided by 12,802,528, or the number of Resulting Issuer shares (or securities convertible into Resulting Issuer common stock) that Alpha will receive in the transaction, based on the assumed per share price of $0.86, which was derived in accordance with the terms of the Note and the Alpha Investment (as defined below).

PF-6

Simultaneously with the execution of the Original Amalgamation Agreement, Jay Pharma entered into the Secured Promissory Note, dated January 10, 2020 (the “Original Note”), by and among Jay Pharma and Alpha Capital Anstalt (“Alpha”), pursuant to which, on January 10, 2020, Jay Pharma received a $1,500,000 loan. The Note was amended by the Second Note Amendment to reflect an additional investment of $500,000, resulting in a total principal amount of $2,000,000. The Original Note was further amended on August 12, 2020, to account for the termination of the Original Amalgamation Agreement and the change in the structure of the transaction from an amalgamation to a stock-for-stock exchange offer (as amended, the “Note”). Upon the satisfaction of the closing conditions to the Offer, the Note will be converted into the right to receive 2,451,250 common shares of Jay Pharma and warrants to purchase 2,312,649 common shares of Jay Pharma at an exercise price of $1.03 per share immediately prior to the Offer, assuming that the Offer is consummated on December 31, 2020. In connection with the Offer, these common shares and warrants of Jay Pharma to be acquired by Alpha upon conversion of the Note shall be converted into the right to receive (i) 2,135,615 shares of Series B Preferred Stock that are convertible into up to 2,135,615 shares of common stock of the Resulting Issuer, prior to giving effect to the proposed reverse stock split discussed above, and (ii) warrants to purchase up to 2,014,861 shares of common stock of the Resulting Issuer at an exercise price of $1.18 per share, prior to giving effect to the proposed reverse stock split discussed above.

Alpha will also acquire 3,468,973 common shares of Jay Pharma and warrants to purchase 3,468,973 common shares of Jay Pharma at an exercise price of $1.03 per share, immediately prior to the Offer, in connection with the $3 million private placement completed prior to the filing of this Registration Statement on Form S-4 (the “Alpha Investment”). While the Alpha Investment shares have not been issued yet, Alpha is bound to purchase from Jay Pharma, and Jay Pharma is bound to sell to Alpha, the Jay Pharma common shares and warrants subject to the satisfaction of the conditions in the securities purchase agreement for the Alpha Investment. Such common shares and warrants of Jay Pharma acquired by Alpha in the Alpha Investment will then immediately be converted into, as applicable, the right to receive (i) 3,022,292 shares of Series B Preferred Stock of the Resulting Issuer that are convertible into up to 3,022,292 shares of common stock of the Resulting Issuer, prior to giving effect to the proposed reverse stock split discussed above, and (ii) warrants to purchase up to 3,022,292 shares of common stock of the Resulting Issuer at an exercise price of $1.18 per share, prior to giving effect to the proposed reverse stock split discussed above.

Additionally, at the effective time of the Offer, the Resulting Issuer will issue five-year warrants (the “Series B Warrants”) to purchase 7,057,005 shares of common stock of the Resulting Issuer at an exercise price of $0.01 to Alpha, prior to giving effect to the proposed reverse stock split discussed above. The number of shares of common stock of the Resulting Issuer issuable upon the exercise of the Series B Warrants is equal to the product of (i) 8,100,000 and (ii) the Exchange Ratio (which is currently assumed to be 0.8712).

After giving effect to the conversion of its Series B Preferred Stock, the warrants to be issued to Alpha in connection with the Alpha Investment and the Alpha Bridge Loan and the Series B Warrants, Alpha’s total potential ownership interest in the Resulting Issuer will be 19,651,170 common shares, or 33.7%. However, under the terms of each of such securities, Alpha may not convert such security to the extent such conversion would cause Alpha, together with its affiliates, to beneficially own a number of shares of common stock which would exceed 9.99% of the Resulting Issuer’s shares of common stock then issued and outstanding following such exercise.

Intellectual Property Acquisition

In connection with the Offer, Jay Pharma entered into a series of assignment and assumption agreements with affiliates of a third party, Tikkun Pharma, Inc. (“Tikkun”), pursuant to which, on October 2, 2020, Tikkun assigned to Jay Pharma all of Tikkun’s (i) rights to certain skin care treatment assets and (ii) intellectual property rights to certain formulations for the development of therapeutic candidates for the prevention, management and treatment of graft versus host disease (GVHD) in exchange for an aggregate of 10,360,007 common shares of Jay Pharma.

Because Alpha required additional shares of the Resulting Issuer, at no or a nominal cost, for Alpha to consummate the Alpha Bridge Loan and the Alpha Investment at the planned valuation, Alpha entered into an agreement with Tikkun pursuant to which, immediately following such assignment, Tikkun sold 7,774,463 of these common shares of Jay Pharma to Alpha for the nominal aggregate purchase price of $10.00 (the “Alpha Nominal Shares”), leaving Tikkun with 2,585,544 common shares of Jay Pharma (the “Tikkun Shares”). In connection with the Offer, the Tikkun Shares will be exchanged for 2,252,617 shares of common stock of the Resulting Issuer, prior to giving effect to the proposed reverse stock split discussed above, and the Alpha Nominal Shares will be exchanged for 6,773,386 shares of Series B Preferred Stock of the Resulting Issuer that are convertible into up to 6,773,386 shares of common stock of the Resulting Issuer, prior to giving effect to the proposed reverse stock split discussed above.

PF-7

Ameri Transaction

On January 10, 2020, Ameri and Ameri100 Inc. (“Private Ameri”) entered into a Stock Purchase Agreement pursuant to which, among other things, Ameri will convey to Private Ameri one hundred percent (100%) of the outstanding equity interests of Ameri100 Holdco, Inc. (“Holdco”) (the “Spin-Off”). Prior to the Spin-Off Closing, Ameri will consummate a reorganization (the “Reorganization”) pursuant to which it will contribute, transfer and convey to Holdco all of the issued and outstanding equity interests of the existing operating subsidiaries of Ameri, constituting the entire business and operations of Ameri and its subsidiaries (the “Transferred Legacy Business”). At the Spin-Off Closing, in exchange for the Purchased Shares, all of the issued and outstanding shares of Series A preferred stock of the Company shall be redeemed for an equal number of shares of Series A preferred stock of Private Ameri. Additionally, it is anticipated that Ameri will complete a financing in an amount up to $3,000,000 prior to the completion of the Offer in order to repay certain currently outstanding indebtedness.

Accounting for the Offer

The Offer will be accounted for as a reverse acquisition in accordance with U.S. generally accepted accounting principles (“GAAP”). Under this method of accounting, Ameri will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on Jay Pharma comprising the ongoing operations of the Resulting Issuer, Jay Pharma senior management comprising the senior management of the Resulting Issuer, and that the former owners and management of Jay Pharma will have control of the board of directors after the Offer. In accordance with guidance applicable to these circumstances, the Offer will be considered to be a capital transaction in substance. Accordingly, for accounting purposes, the Offer will be treated as the equivalent of Jay Pharma issuing shares for the net assets of Ameri, accompanied by a recapitalization. The net assets of Ameri will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Offer will be those of Jay Pharma.

PF-8

AMERI HOLDINGS, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

II.       Basis of Pro Forma Presentation

The pro forma financial statements were derived from historical financial statements of Ameri and the historical consolidated financial statements of Jay Pharma.

The historical financial statements have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the Offer, (2) factually supportable, and (3) with respect to the pro forma statement of operations, expected to have a continuing impact on the combined results. The pro forma financial statements reflect the impact of:

●	The Spin-Off;

●	The Offer, whereby the Resulting Issuer will issue 28,307,610 shares of Resulting Issuer common stock in exchange for 32,491,352 common shares of Jay Pharma (excluding the issuance of the Resulting Issuer securities issued in exchange for the Tikkun Shares, the Alpha Investment and the Alpha Nominal Shares);

●	The conversion of the Note and the securities issued upon closing of the Alpha Investment;

●	The acquisition of intellectual property by Jay Pharma from Tikkun in exchange for 10,360,007 common shares of Jay Pharma, of which the 2,585,544 Tikkun Shares will be exchanged for 2,252,617 shares of common stock of Resulting Issuer and the 7,774,463 Alpha Nominal Shares assigned to Alpha will be exchanged for 6,773,386 shares of the Series B Preferred Stock convertible into 6,773,386 shares of common stock of Resulting Issuer; and

●	Other adjustments described in the notes to this section.

The following matters have not been reflected in the pro forma financial statements as they do not meet the aforementioned criteria:

● Cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from the Offer. The timing and effect of actions associated with integration are currently uncertain.

● The Resulting Issuer consummating a reverse stock split

The Offer is being accounted for as a reverse business combination and recapitalization of Jay Pharma, since the former owners of Jay Pharma will control the post-Offer company. Jay Pharma will be deemed the acquirer and Ameri will be deemed the acquired company for accounting purposes.

The Exchange Ratio of 0.8712 assumes that the proposal to approve, for purposes of Nasdaq Rules 5635, the issuance of shares of common stock upon the exchange of certain convertible debentures held by Alpha in one or more private placement transactions, described further in the Form S-4 in the section titled “PROPOSALS SUBMITTED TO AMERI STOCKHOLDERS – AMERI PROPOSAL 9 – APPROVAL OF THE CONVERSION PROPOSAL” on page 124 of the proxy statement/prospectus (the “Conversion Proposal”), is approved and the conversion price of the outstanding 1% debentures is reduced from $1.75 to $1.00 per share.

PF-9

AMERI HOLDINGS, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

III.	Pro Forma Adjustments

The following pro forma adjustments give effect to the Offer:

Pro Forma Condensed Combined Balance Sheet – as of September 30, 2020

Note 1 Derived from the Ameri financial statements as of September 30, 2020, as filed with the Securities and Exchange Commission (the “SEC”) on November 16, 2020.

Note 2 Derived from the Jay Pharma consolidated financial statements as of September 30, 2020, included as Exhibit 99.2 in this Current Report.

Pro forma adjustments:

Note 3 To record the conversion of Jay Pharma’s outstanding convertible notes with a face value of $300,000 and the related accrued interest of $22,671 into 856,698 shares of Jay Pharma common stock.

	Debit	Credit
Convertible notes payable	$300,000
Accounts payable and accrued expenses	27,255
Additional paid-in capital		327,255

Note 4 To record the conversion of Jay Pharma’s notes payable issued in December of 2019 and February of 2020 outstanding with an aggregate principal amount of $94,000 into 360,337 shares of Jay Pharma common stock.

	Debit	Credit
Notes payable	$44,000
Convertible notes payable	50,000
Accounts payable and accrued expenses	2,532
Additional paid-in-capital		96,532

Note 5 To record the issuance of 26,771,877 shares of Resulting Issuer common stock, par value $0.01, in exchange for 30,728,644 Jay Pharma common shares, at the exchange rate of 0.8712.

	Debit	Credit
Additional paid-in capital	$307,286
Common stock		$307,286

PF-10

AMERI HOLDINGS, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Pro Forma Condensed Combined Balance Sheet – as of September 30, 2020 continued

Pro forma adjustments, continued

Note 6 To record the Spin-Off and the recapitalization of Ameri’s equity.

	Debit	Credit
Line of credit	$3,097,009
Accounts payable and accrued liabilities	6,490,680
Operating lease liability	886,935
Notes payable	1,879,500
Debentures	1,818,321
Short term loans	1,000,000
Dividend payable – preferred stock	645,425
Preferred stock	4,249
Accumulated other comprehensive income	51,765
Additional paid-in capital	57,625,990
Cash and cash equivalents		$2,190,097
Accounts receivable		7,563,451
Prepaid expenses and other current assets		901,451
Property, plant, and equipment		91,289
Intangible assets, net		1,950,766
Goodwill		13,729,770
Operating lease right of use asset, net		874,606
Deferred income tax assets, net		42,181
Accumulated deficit		45,156,263

Note 7 To record the proceeds from the sale of common stock to Alpha of $3,000,000, net of estimated offering and placement costs of $362,500 and the conversion of the Note of $2,000,000 (and related accrued interest of $85,189 as of September 30, 2020), in exchange for 5,157,907 shares of Resulting Issuer Series B Preferred Stock.

	Debit	Credit
Cash and cash equivalents	$2,650,000
Accounts payable and accrued liabilities	85,189
Notes payable	2,000,000
Series B Preferred Stock		$515,791
Additional paid-in capital		4,219,398

PF-11

AMERI HOLDINGS, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Pro Forma Condensed Combined Balance Sheet – as of September 30, 2020 continued

Pro forma adjustments, continued

Note 8 To record the advisory, legal, accounting and other expenses of the Offer, not including offering and placement costs recorded in Note 7. These costs are estimated to be $700,000 of legal expenses, $300,000 of accounting and auditing expenses, and $200,000 of other expenses.

	Debit	Credit
Accounts payable and accrued expenses	$706,590
Accumulated deficit	205,910
Cash and cash equivalents		$900,000

Note 9 To record the acquisition by Jay Pharma of the intellectual property from Tikkun in exchange for 9,026,003 shares of Resulting Issuer common stock. The fair value of the intellectual property was based on a weighted average third-party valuation of the intellectual property and the implicit value of the shares issued to Tikkun based on the price Alpha paid for their shares. The amount that will ultimately be recorded may differ materially from this preliminary estimate. The estimate useful life of the intellectual property is 4 years. The value of the intellectual property will be amortized on a straight-line basis over its estimated useful life.

	Debit	Credit
Intangible assets, net	$3,692,809
Common stock		$90,260
Additional paid-in capital		3,602,549

Note 10 To record the bonus to be paid to the Company’s chief executive officer upon the completion of the Offer.

	Debit	Credit
Accumulated deficit	$100,000
Cash		$100,000

Note 11 To record the December 2020 private placement of $250,000 (net of placement costs of $25,000) in exchange for 1,000,000 shares of Jay Pharma common stock.

	Debit	Credit
Cash	$225,000
Additional paid-in capital		$225,000

PF-12

AMERI HOLDINGS, INC.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Pro Forma Condensed Combined Statement of Operations - For the Nine Months Ended September 30, 2020

Note A Derived from Ameri’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2020, filed with the SEC on November 16, 2020.

Note B Derived from Jay Pharma’s unaudited condensed financial statements for the nine months ended September 30, 2020, included as Exhibit 99.2 in this Current Report.

Pro forma adjustments:

Note C To record the effect of the Spin-Off.

Note D To record the pro forma change in compensation for the Company’s chief executive officer, consisting of an increase in salary of $112,500.

Note E To record the decrease in pro forma interest expense for the conversion of Jay Pharma’s notes payable and convertible notes payable.

Note F To record the amortization of the intellectual property acquired from Tikkun.

Note G To record the pro forma effect of the Offer on the weighted average shares outstanding as if the Offer was consummated on January 1, 2019.

Pro Forma Condensed Combined Statement of Operations - For the Year Ended December 31, 2019

Note AA Derived from Ameri’s audited consolidated financial statements for the year ended December 31, 2019, included in the Form S-4.

Note BB Derived from Jay Pharma’s audited financial statements for the year ended December 31, 2019, included in the Form S-4.

Pro forma adjustments:

Note CC To record the effect of the Spin-Off.

Note DD To record the pro forma change in compensation for the Company’s chief executive officer, consisting of an increase in salary of $250,000.

Note EE To record the decrease in pro forma interest expense for the conversion of Jay Pharma’s notes payable and convertible notes payable.

Note FF To record the amortization of the intellectual property acquired from Tikkun.

Note GG To record the pro forma effect of the business combination on the weighted average shares outstanding as if the business combination was consummated on January 1, 2019.

PF-13

IV. Pro Forma Combined Net Loss Per Share

The pro forma combined weighted average share outstanding included in the calculation of basic and diluted pro forma combined earnings (loss) per share consists of the following:

	For the nine months ended September 30, 2020	For the Year Ended December 31, 2019
AMERI Holdings, Weighted Average Shares Outstanding	4,172,526	2,128,806

Jay Pharma, Weighted Average Shares Outstanding	25,916,419	25,085,980
Exchange Ratio	0.87	0.87
Resulting Issuer Shares Issued to Jay Pharma shareholders	22,579,296	21,855,789

Conversion of Jay Pharma advances and debt	1,077,708	1,077,708
Acquisition of Tikkun intellectual property	9,026,003	9,026,003
Shares issued to Alpha	6,920,223	6,920,223
Shares issued to placement agent	1,537,400	1,537,400

Weighted average shares outstanding, pro forma combined, basic and diluted	45,313,156	42,545,929

Following the completion of the Offer, warrants to purchase 8,292,701 shares of Resulting Issuer and stock options to purchase 3,176,422 shares of Resulting Issuer are expected to be outstanding. These instruments were not included in the pro forma combined weighted average shares outstanding, as their inclusion would be anti-dilutive. The Company did include the Series B Preferred Shares in the calculation of weighted average shares outstanding, as those shares are convertible into common stock at any time, for no consideration.

PF-14